SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

Commission File No. 001-12392

NDCHealth Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	58-0977458 (IRS Employer Identification Number)

NDC Plaza, Atlanta, Georgia (Address of principal executive offices)	30329-2010 (Zip Code)

Registrant’s telephone number, including area code (404) 728-2000

None

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On May 27, 2003, we acquired the remaining interest in TechRx Incorporated, a systems and technology provider to pharmacies. We became the controlling shareholder on May 28, 2002 when we completed the first step of the acquisition and held approximately 63% of the voting stock. We acquired the remaining interest through the purchase of all remaining shares in TechRx from minority shareholders for $5.55 cash for each TechRx common share, or an aggregate of $109.7 million.

Item 7. Financial Statements and Exhibits

Introduction to Pro Forma Combined Financial Information

The following pro forma combined statement of operations has been prepared as if the acquisition of the remaining interest had taken place on June 1, 2002. The results of TechRx have been consolidated into our statement of operations since we acquired a controlling interest on May 28, 2002. The pro forma combined statement of operations is not necessarily indicative of the results that would have occurred if the acquisition had occurred on the date indicated or the expected financial position or results of operations in the future. The pro forma combined statement of operations should be read in conjunction with the related notes to this pro forma combined statement of operations.

Pro Forma Combined Statement of Operations (Unaudited)

For the Year Ended May 30, 2003

(in thousands, except per share data)

		Pro Forma Adjustments
	NDCHealth	Amortization of Intangibles (1)	Acquisition Related Expense (2)	Minority Interest (3)	Pro Forma NDCHealth
Revenues	$429,606	$—	$—	$—	$429,606

Operating expenses:
Cost of service	214,574	—	—	—	214,574
Sales, general and administrative	89,214	—	—	—	89,214
Depreciation and amortization	30,881	1,208	—	—	32,089
Restructuring, impairment and other charges	2,283	—	—	—	2,283
Acquisition related expense	2,775	—	(2,775)	—	—

	339,727	1,208	(2,775)	—	338,160

Operating income	89,879	(1,208)	2,775	—	91,446

Other income (expense):
Interest and other income	1,534	—	—	—	1,534
Interest and other expense	(22,108)	—	—	—	(22,108)
Minority interest in losses	2,434	—	(1,041)	153	1,546
Loss related to investments	(14,455)	—	—	—	(14,455)
Early extinguishment of debt charges	(2,359)	—	—	—	(2,359)

	(34,954)	—	(1,041)	153	(35,842)

Income before income taxes and equity in losses of affiliated companies	54,925	(1,208)	1,734	153	55,604

Provision for income taxes	22,975	(435)	624	55	23,219

Income before equity in losses of affiliated companies	31,950	(773)	1,110	98	32,385
Equity in losses of affiliated companies	(1,348)	—	—	—	(1,348)

Net income (loss)	$30,602	$(773)	$1,110	$98	$31,037

Basic earnings per share	$0.88				$0.90

Number of shares	34,591				34,591
Diluted earnings per share	$0.88				$0.89

Number of shares	34,941				34,941

The accompanying notes are an integral part of this Pro Forma Combined Statement of Operations.

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Notes to Pro Forma Combined Statement of Operations

The following Pro Forma adjustments were made to the historical combined statement of Operations of NDCHealth for the year ended May 30, 2003 to reflect our acquisition of the remaining interest in TechRx as if it had occurred on June 1, 2002.

(1)	To reflect the incremental acquired intangible amortization costs that would have been incurred if the transaction had occurred on June 1, 2002.
(2)	To reflect the elimination of acquisition related expense. This expense would not have been incurred if the transaction had occurred on June 1, 2002.
(3)	To reflect the elimination of the minority partners’ interest in the losses of TechRx. NDCHealth would have had complete ownership of TechRx for the fiscal year if the transaction had occurred on June 1, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NDCHealth Corporation (Registrant)

By: /s/ David H. Shenk

David H. Shenk Vice President & Corporate Controller (Chief Accounting Officer)

Date: July 31, 2003

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